EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


         We consent to the incorporation by reference in Registration Statement Nos. 2-80776, 33-2139, 33-7901, 33-15062, 33-43635, 33-62799 and 33-59803 on
Form S-8 and Registration Statement No. 333-70967 on Form S-3 of Albertson's, Inc. and subsidiaries of our report dated March 17, 1999, incorporated by reference in the Annual Report on Form 10-K of Albertson's, Inc. and subsidiaries for the year ended January 28, 1999.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boise, Idaho
April 8, 1999




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